Exhibit 10.49

              SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND
                      SECOND AMENDMENT TO PROMISSORY NOTE

     This AMENDMENT is dated as of the 23rd day of July, 2003 and is by and between FLEET NATIONAL BANK having an office at 750 Walnut Avenue, Cranford, New Jersey 07016 (the "Bank"), and SYMS CORP., a New Jersey corporation having an address at One Syms Way, Secaucus, New Jersey 07094 (the "Borrower").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Bank have entered into a Revolving Credit Agreement dated as of December 1, 1993, as amended by that certain First Amendment to Revolving Credit Agreement dated as of November 24, 1997, as further amended by that certain Second Amendment to Revolving Credit Agreement dated as of May 27, 2000, as further amended by that certain Third Amendment to Revolving Credit Agreement dated as of November 25, 2000, as further amended by that certain Fourth Amendment to Revolving Credit Agreement dated as of May 4, 2001, as further amended by that certain Fifth Amendment to Revolving Credit Agreement dated as of May 3, 2002, and as further amended by that certain Sixth Amendment to Revolving Credit Agreement and First Amendment to Promissory Note dated as of August 19, 2002 (as amended, the "Credit Agreement"); and


WHEREAS, in connection with the Credit Agreement, the Borrower executed a replacement promissory note in favor of the Bank dated May 3, 2002 in the face amount of $20,000,000 (the "Note"); and

     WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend certain provisions of the Agreement and to amend the maturity of the Note.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. DEFINITIONS. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

     2. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) The definition of "Maturity Date" which appears in Section 1.1 is amended to read as follows: " `Maturity Date' shall mean October 29, 2003".

     3. AMENDMENT TO NOTE. The maturity date of the Note is amended by replacing the date "May 2, 2003" the first time it appears with the date "October 29, 2003."

     4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants to the Bank that:

          (a) All of the representations and warranties of the Borrower set forth in the

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Credit Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein (except that representations and warranties which are expressly stated to be as of a certain date are true, complete and correct in all material respects as of such certain date).

          (b) No Default or Event of Default presently exists and is continuing on and as of the date hereof.

          (c) Since the date of the Borrower's most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which has had, or reasonably may be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.

          (d) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other agreements, documents and instruments executed and delivered by the Borrower to the Bank concurrently herewith or in connection herewith (collectively, the "Amendment Documents"); each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the. Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditor's rights generally.

          (e) The execution, delivery and performance of the Amendment Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance (ii) conflict with, result in a breach of or constitute a default under (a) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (b) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or asset~ may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower.

          (f) Except for such filing as may be required under the Securities Exchange Act of 1934, as amended, which filing (if required) shall be made by the Borrower as and when required, no consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.

     5. BANK COSTS. The Borrower agrees to reimburse the Bank for all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by the Bank in connection with the Amendment Documents and the transactions contemplated therein. If such amounts are not paid within ten days of the Bank's request therefore, the Borrower hereby authorizes the Bank to charge the Borrower's account for the amount of such fees and expenses.

     6. NO CHANGE. Except as expressly set forth herein, all of the terms and provisions

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of the Credit Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

     7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement as of the date above written.

                                                   FLEET NATIONAL BANK

                                                   By: /s/ Michael J. Lessig
                                                       ---------------------
                                                       Name:  Michael J. Lessig
                                                       Title: AVP

                                                   SYMS CORP.
Attest:  /s/ Ray Siconolfi
         -----------------
             Ray Siconolfi
                                                   By: /s/ Antone F. Moreira
                                                       ---------------------
                                                       Name:  Antone F. Moreira
                                                       Title: VP & CFO